EXHIBIT 8

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 5/7/26 to 6/25/26, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
5/6/2026	Sell	48,308	15.30
5/7/2026	Sell	500	15.27
5/11/2026	Sell	12,300	15.26
5/12/2026	Sell	16,947	15.19
5/15/2026	Sell	1,300	14.93
5/19/2026	Sell	2,450	15.13
5/20/2026	Sell	11,886	15.15
5/21/2026	Sell	10,921	15.29
5/26/2026	Sell	16,046	15.42
5/27/2026	Sell	22,156	15.35
5/28/2026	Sell	19,035	15.30
5/29/2026	Sell	24,199	15.23
6/1/2026	Sell	20,070	15.07
6/2/2026	Sell	25,413	15.11
6/3/2026	Sell	16,626	15.17
6/4/2026	Sell	2,597	15.16
6/8/2026	Sell	1,876	15.03
6/9/2026	Sell	12,576	14.96
6/10/2026	Sell	26,851	15.07
6/11/2026	Sell	27,728	15.14
6/12/2026	Sell	18,084	15.22
6/15/2026	Sell	35,326	15.26
6/16/2026	Sell	14,896	15.24
6/17/2026	Sell	3,965	15.21
6/18/2026	Sell	9,426	15.10
6/22/2026	Sell	13,958	15.06
6/23/2026	Sell	17,265	14.98
6/24/2026	Sell	54,820	15.09
6/25/2026	Sell	61,009	15.19